Exhibit 99.2

August 13, 2013

GenMark Diagnostics Prices Public Offering of Common Stock

CARLSBAD, Calif.—(BUSINESS WIRE)— GenMark Diagnostics, Inc. (NASDAQ: GNMK), a leading provider of automated, multiplex molecular diagnostic testing systems, today announced the upsizing and pricing of its previously announced underwritten public offering. The size of the offering has been increased and the Company sold 7,622,000 shares of its common stock at a public offering price of $9.84 per share. All of the shares in the offering are being sold by GenMark. The offering is expected to close on August 19, 2013, subject to customary closing conditions.

J.P. Morgan Securities LLC is acting as sole book-running manager for the offering. William Blair & Company, L.L.C., Canaccord Genuity Inc and Cowen and Company, LLC are acting as co-managers. GenMark has granted the underwriters a 30-day option to purchase up to an additional 1,143,000 shares.

GenMark intends to use the net proceeds from this offering for general corporate purposes, including, but not limited to, the acceleration of its assay and NexGen platform development , the expansion of its domestic commercial team, the acceleration of its international expansion, increases in administrative infrastructure to support its international and domestic expansion, automation of its manufacturing infrastructure and other working capital requirements.

A shelf registration statement on Form S-3 relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (the “SEC”) and is effective. A preliminary prospectus supplement relating to the offering has been filed with the SEC. Copies of the final prospectus supplement, when available, and accompanying prospectus may be obtained from the offices of J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (Telephone number 866-803-9204).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

ABOUT GENMARK

GenMark Diagnostics is a leading provider of automated, multiplex molecular diagnostic testing systems that detect and measure DNA and RNA targets to diagnose disease and optimize patient treatment. Utilizing GenMark’s proprietary eSensor® detection technology, GenMark’s eSensor® XT-8 system is designed to support a broad range of molecular diagnostic tests with a compact, easy-to-use workstation and self-contained, disposable test cartridges. GenMark currently markets four tests that are FDA cleared for IVD use: Cystic Fibrosis Genotyping Test, Respiratory Viral Panel, Thrombophilia Risk Test, and Warfarin Sensitivity Test. A number of other tests, including HCV Genotyping, 2C19 Genotyping, and 3A4/3A5 Genotyping are available for research use only. For more information, visit www.genmarkdx.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about GenMark Diagnostics, Inc. that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about the Company’s expectations regarding its fundraising efforts, including the closing of the public offering, the underwriters’ exercise of their option to purchase additional shares and the Company’s intended use of proceeds. All such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, which could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, but are not limited to, risks related to: the Company’s history of operating losses, the Company’s ability to successfully commercialize its products, inherent risk and uncertainty in the protection of intellectual property rights, ability to maintain gross margins, regulatory uncertainties regarding approval or clearance for the Company’s products, as well as other risks and uncertainties described under the “Risk Factors” contained in the Company’s periodic and interim SEC reports, including but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013, and its Current Reports on Form 8-K filed from time to time with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and the Company does not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.

GenMark Diagnostics, Inc.

Hany Massarany

President & Chief Executive Officer

760-448-4358

Source: GenMark Diagnostics, Inc.